UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2005

CENTERPOINT PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-12630 (Commission File Number)	36-3910279 (I.R.S. Employer Identification No.)

1808 Swift Road, Oak Brook, Illinois  60523

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (630) 586-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

                On May 18, 2005, CenterPoint Properties Trust issued a press release announcing that its Board of Trustees has authorized new five-year employment and severance agreements for senior executive officers.  The agreements are expected to be executed by June 30, 2005, the expiration date for the current employment agreements.  As described under Item 8.01 below, the Board does not intend to offer a new employment agreement to Paul T. Ahern, CenterPoint’s Executive Vice President and Chief Operating Officer, whose current employment agreement expires on June 30, 2005.  The material terms and conditions of each agreement are described below.

                Each agreement has a term of five years and will be automatically extended for additional one-year periods unless the Board elects not to extend the agreement.  Each agreement is subject to earlier termination in specified circumstances, including for “Cause” by the Company and for “Good Reason” by the executive (as such terms are defined in the agreement).  The executive is entitled to payments upon termination in certain circumstances depending on the nature of the termination.  If the termination is due to the death or disability of the executive, the executive is entitled to a pro-rated annual cash bonus and the vesting of outstanding stock options and restricted stock, to the extent such vesting is not inconsistent with CenterPoint’s 2003 Omnibus Employee Retention and Incentive Plan (the “2003 Plan”) or the underlying grant agreements.  If the termination is at the Company’s election other than for Cause or at the executive’s election for Good Reason and the termination does not qualify as a “Qualifying Termination,” in addition to the right to a pro-rated annual cash bonus, the executive is also entitled to (i) a monthly payment equal to his monthly salary in effect at the time of the termination plus one-twelfth of his prior year’s bonus, payable for a 24-month period, (ii) continued group health coverage for the period specified in the agreement and (iii) the vesting of outstanding stock options and restricted stock, to the extent not inconsistent with the 2003 Plan or the underlying grant agreements.  If the Board elects not to renew the term of an agreement, the executive is entitled to (i) a monthly payment equal to his monthly salary in effect at the time of the termination plus one-twelfth of his prior year’s bonus, payable for a 12-month period, (ii) continued group health coverage for the period specified in the agreement and (iii) the vesting of outstanding stock options and restricted stock, to the extent not inconsistent with the 2003 Plan or the underlying grant agreements.

                A termination will be a “Qualifying Termination” under each agreement if it occurs in certain specified circumstances in connection with a “Change of Control” (as defined in the agreement) and, in most cases, if the termination occurs within 24 months following the Change of Control.  Under each employment agreement, if the executive experiences a Qualifying Termination, the executive is entitled to the following severance benefits:  (i)  a pro-rated annual cash bonus (unless the Qualifying Termination results from the Board’s election not to renew the term of the agreement), (ii) three times the executive’s base salary in effect upon the date of the Qualifying Termination or, if greater, three times the executive’s base salary in effect immediately prior to the Change of Control (or two times the executive’s base salary if the Qualifying Termination results from the Board’s election not to renew the term of the agreement), (iii) three times the executive’s highest annual cash bonus (or two times the bonus if the Qualifying Termination results from the Board’s election not to renew the term of the agreement), (iv) payment or reimbursement for outplacement services of a scope and nature customary for executives holding comparable positions and provided by a nationally-recognized outplacement firm of the executive’s selection, for a period of up to two years commencing on the date of the Qualifying Termination (such amount not to exceed 25% of the executive’s base salary), (v) continued group health plan coverage for 36 months from the date of the Qualifying Termination, unless the executive becomes eligible for other substantially similar group health coverage during such period (or 24 months if the Qualifying Termination results from the Board’s election not to renew the term of the agreement) and (vi) the vesting of outstanding stock options and restricted stock, to the extent not inconsistent with the 2003 Plan or the underlying grant agreements.

                Each employment agreement (i) requires that the executive devote his best efforts and his full business time and attention to the business of the Company, (ii) sets forth the minimum base salary, bonus and stock option grant targets and employee benefits available to the executive and (iii) entitles the executive to participate in the 2003 Plan and other incentive and equity-based plans or programs established by the Company.  Each agreement also requires the executive to enter into a non-competition, non-solicitation and confidentiality agreement which prohibits the executive from (i) competing with the Company during the term of his employment and for a period of two years after his termination (or a period of one year if the employment terminates because the Board elects not to renew the executive’s employment), subject to certain exceptions, (ii) soliciting the Company’s employees, customers, suppliers and other specified persons during the term of his employment and for a period of three years after his termination and (iii) disclosing or using confidential information during his employment and after his termination.

Item 8.01  Other Events

                In the same press release referenced above, CenterPoint announced that it does not intend to offer a new employment and severance agreement to Paul T. Ahern, CenterPoint’s Executive Vice President and Chief Operating Officer.  Mr. Ahern’s current employment agreement expires June 30, 2005.  The Company also announced that the Board had informed Mr. Ahern that it intends to consider terminating him for cause.

                The press release is attached hereto and filed herewith.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

                The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTERPOINT PROPERTIES TRUST
a Maryland business trust

Dated:	May 19, 2005	By:	/s/ Daniel J. Hemmer
Daniel J. Hemmer
Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Company dated May 18, 2005